Exhibit 99.2

Teleflex Announces Planned Retirement of Thomas Powell As Chief Financial Officer

John Deren To Be Named Executive Vice President and Chief Financial Officer

WAYNE, Pa., February 27, 2025 – Teleflex Incorporated (NYSE:TFX), a leading global provider of medical technologies, today announced that Thomas E. Powell, Teleflex’s Chief Financial Officer, has decided to retire as Executive Vice President and Chief Financial Officer, effective April 1, 2025. John R. Deren, who currently serves as Corporate Vice President and Chief Accounting Officer of Teleflex, will succeed Mr. Powell as Executive Vice President and Chief Financial Officer, effective April 2, 2025. Following his retirement, Mr. Powell will serve as a consultant to the company through March 31, 2026 to support continuity and a smooth transition.

“Tom has announced his desire to retire from Teleflex after more than 13 years with the company,” said Liam Kelly, Chairman, President and Chief Executive Officer of Teleflex. “Over the years, Tom has been a trusted partner in our efforts to build a durable growth company. He has been instrumental in driving adjusted operating margin expansion, which increased 800 bps from 2012-2024. As the company has grown, Tom has built a highly capable global finance organization, which keeps us well-positioned for the future. I would also like to recognize Tom’s prioritization to his own succession planning to ensure a well-planned and smooth transition in finance leadership. I want to thank Tom for his numerous contributions to Teleflex and congratulate him on his upcoming retirement. I also want to welcome John as the new chief financial officer and look forward to working closely with him. John’s knowledge of the Teleflex business and his trusted stewardship of the finance function will provide continuity and be instrumental as we continue to execute our growth strategy.”

Mr. Deren has had a wide-ranging set of responsibilities within the Teleflex Finance organization since joining the company in 2013. During his tenure, John has had executive oversight of various functions within Finance, including Corporate Finance, Finance Shared Services, Global Supply Chain Finance, Treasury, and Tax.

John has over 30 years of financial management and reporting experience for public companies. He began his career and obtained his CPA at PricewaterhouseCoopers and progressed to then hold finance leadership roles at Rohm and Haas, Exelon Generation, and Trinseo prior to joining Teleflex.
About Teleflex Incorporated
As a global provider of medical technologies, Teleflex is driven by our purpose to improve the health and quality of people’s lives. Through our vision to become the most trusted partner in healthcare, we offer a diverse portfolio with solutions in the therapy areas of anesthesia, emergency medicine, interventional cardiology and radiology, surgical, vascular access, and urology. We believe that the potential of great people, purpose driven innovation, and world-class products can shape the future direction of healthcare.

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Teleflex is the home of Arrow™, Barrigel™, Deknatel™, LMA™, Pilling™, QuikClot™, Rüsch™, UroLift™ and Weck™ – trusted brands united by a common sense of purpose.

At Teleflex, we are empowering the future of healthcare. For more information, please visit teleflex.com.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. These risks and uncertainties are identified and described in more detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

Teleflex, the Teleflex logo, Arrow, Barrigel, Deknatel, LMA, Pilling, QuikClot, Titan SGS, Rüsch, UroLift and Weck are trademarks or registered trademarks of Teleflex Incorporated or its affiliates, in the U.S. and/or other countries. © 2025 Teleflex Incorporated. All rights reserved.

Contacts:
Teleflex
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

investor.relations@teleflex.com
610-948-2836

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